Exhibit 99.1

PRESS RELEASE DATED January 22, 2004

For Immediate Release

FOR FURTHER INFORMATION CONTACT:
MICHAEL SCHRADLE
CHIEF FINANCIAL OFFICER
MICRO LINEAR CORPORATION
2050 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200

Micro Linear Announces Fourth Quarter 2003 Financial Results

SAN JOSE, California, January 22, 2004 — Micro Linear Corporation (NASDAQ: MLIN) announced today its financial results for the fourth quarter and twelve months ended December 31, 2003.

Net revenues for the fourth quarter of 2003 were $3.8 million, compared to $4.9 million in net revenues for the fourth quarter of 2002, and $5.8 million in net revenues for the third quarter of 2003. Because of the Company’s historic concentration in consumer markets, the fourth quarter and first quarter are typically its weakest revenue periods. Despite lower revenue which was driven by intense price competition related to the Company’s mature product offering, unit shipments of wireless products rose 26% in the fourth quarter of 2003 compared to the fourth quarter of 2002, and for the year as a whole, unit shipments of wireless products were up 9% over 2002.

Gross margin for the fourth quarter of 2003 was $2.0 million, compared to $2.9 million in gross margin for the fourth quarter of 2002, and $2.4 million in gross margin for the third quarter of 2003. The gross margin percentage increased to 52% of net revenues in the fourth quarter of 2003, up from the second and third quarter’s gross margin percentages of 40% and 41%, respectively. The increase in gross margin percentage reflects an improvement in product costs as the Company solved manufacturing yield problems that had impacted gross margins earlier in the year.

The Company reported a net loss for the fourth quarter of 2003 of $2.0 million, or $0.16 per share, down from a net loss of $2.3 million in the fourth quarter of 2002, and down from a net loss of $2.5 million in the third quarter of 2003.The net loss in the fourth quarter of 2002 was net of an income tax benefit of $1.2 million from net operating loss carrybacks and the net loss in the third quarter of 2003 included charges for fixed asset impairment and restructuring of $1.6 million.

Net revenues for the year ended December 31, 2003 were $20.7 million, compared to $28.7 million for the year ended December 31, 2002. Gross margin for the year ended December 31, 2003 was $9.4 million compared to gross margin for the year ended December 31, 2002 of $16.4 million. The Company reported a net loss for the year ended December 31, 2003 of $10.4 million, or $0.85 per share, compared to a net loss of $2.8 million, or $0.24 per share, for the year ended December 31, 2002. The loss in 2003 includes charges for fixed asset impairment and restructuring of $2.5 million. The 2002 loss was net of a tax benefit of $5.1 million related to net operating loss carrybacks. Excluding these items the net loss for 2003 was comparable to the net loss for 2002.

Cash and short-term investments totaled $17.7 million at December 31, 2003, compared to $18.6 million at September 30, 2003, and $25.5 million at December 31, 2002. Cash flows for the years were impacted by the restructuring completed in the first half of 2003. Cash utilization in the second half of 2003, subsequent to the restructuring, totaled $1.3 million. Compared to 2002, spending is now approximately $2 million lower per quarter, significantly reducing the Company’s breakeven.

“We have been successful in positioning Micro Linear for growth as a leader in wireless semiconductor technology, with our development of leading edge wireless circuits, major new customer design wins, entry into new markets, control of spending, and retention of cash,” said Timothy A. Richardson, Micro Linear’s President and CEO. “We and our customers are excited by the release of our 5800 product, the world’s first true 5.8 GHz transceiver, which is the realization of our effort and plans that were begun a short 14 months ago. During 2004, our new product development will continue at a rapid pace, as we anticipate investing approximately $10 million in engineering,” he added.

A conference call to provide expanded comments on this earnings release and other operational issues will be held today at 2:00p.m. PST. To participate in the conference call, please dial 1-(866)-868-1282 (North America) or 1-(847)-413-2405 (International) prior to 2:00p.m. PST.

A recording of the call will be available after 4:00p.m. January 22, 2004 through February 5, 2004 via the following numbers:

North American access phone number: 1-(877)-213-9653, pass code 8246817#
International access phone number: 1-(630)-652-3041 pass code 8246817#

About Micro Linear Corporation:

About Micro Linear:

Micro Linear Corporation is a fabless semiconductor company specializing in high data rate wireless integrated circuit solutions. These transceivers can be used in streaming wireless applications such as cordless phones, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear’s products are available through its authorized representatives and distributors worldwide. www.microlinear.com

     Except for the historical information contained herein, the statements in this press release, including, but not limited to, statements regarding positioning Micro Linear for growth as a leader in wireless semiconductor technology, development of new products continuing at a rapid rate and anticipation of investing approximately $10 million in engineering, are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risks associated with the cyclical nature of the semiconductor industry; changes in the average selling prices of the Company’s products; the level of product orders; the ability of customers to cancel, delay or otherwise change orders without significant penalty; new product announcements or introductions by competitors; the market’s acceptance of the Company’s products; and other factors that may cause the Company’s business or operating results to fluctuate in the future. Additional risks are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2002, and its quarterly report on Form 10-Q for the period ended September 28, 2003. Statements included in this release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

MICRO LINEAR CORPORATION
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(IN THOUSANDS)

	DEC 31	DEC 31
	2003	2002

ASSETS
CURRENT ASSETS
CASH AND SHORT-TERM INVESTMENTS	$17,669	$25,505
ACCOUNTS RECEIVABLE, net	937	1,015
INVENTORIES	2,383	2,212
OTHER CURRENT ASSETS	563	2,171

TOTAL CURRENT ASSETS	21,552	30,903
PROPERTY, PLANT & EQUIPMENT, NET	5,860	8,092
OTHER ASSETS	26	27

TOTAL ASSETS	$27,438	$39,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
ACCOUNTS PAYABLE	$2,683	$2,076
ACCRUED LIABILITIES	2,603	4,333
CURRENT PORTION OF LONG-TERM DEBT	2,040	239

TOTAL CURRENT LIABILITIES	7,326	6,648
LONG-TERM DEBT	—	2,064

TOTAL LIABILITIES	7,326	8,712

STOCKHOLDERS’ EQUITY
COMMON STOCK	15	15
ADDITIONAL PAID-IN CAPITAL	60,583	60,352
ACCUMULATED OTHER COMPREHENSIVE INCOME	2	24
ACCUMULATED DEFICIT	(20,255)	(9,848)
TREASURY STOCK	(20,233)	(20,233)

TOTAL STOCKHOLDERS’ EQUITY	20,112	30,310

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,438	$39,022

MICRO LINEAR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	THREE MONTHS ENDED		YEAR ENDED

	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002

NET REVENUES	$3,845	$4,938	$20,696	$28,700
COST OF REVENUES	1,838	2,037	11,256	12,306

GROSS MARGIN	2,007	2,901	9,440	16,394
OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT	2,489	3,579	9,966	15,739
SELLING, GENERAL AND ADMINISTRATIVE	1,526	2,547	7,362	8,661
FIXED ASSETS IMPAIRMENT AND RESTRUCTURING CHARGES	(40)	—	2,522	—

TOTAL OPERATING EXPENSES	3,975	6,126	19,850	24,400
LOSS FROM OPERATIONS	(1,968)	(3,225)	(10,410)	(8,006)
INTEREST AND OTHER INCOME	59	112	297	683
INTEREST AND OTHER EXPENSE	(60)	(433)	(216)	(633)

LOSS BEFORE INCOME TAXES	(1,969)	(3,546)	(10,329)	(7,956)
PROVISION (BENEFITS) FOR INCOME TAXES	5	(1,198)	78	(5,108)

NET LOSS	(1,974)	(2,348)	(10,407)	(2,848)

NET EARNINGS PER SHARE:
BASIC AND DILUTED NET LOSS PER SHARE	$(0.16)	$(0.19)	$(0.85)	$(0.24)

NUMBER OF SHARES USED IN PER SHARE COMPUTATION	12,265	12,147	12,231	12,088

SOURCE: Micro Linear Corporation